Exhibit 99.1

MADISON SQUARE GARDEN SPORTS CORP. REPORTS

FISCAL 2023 FIRST QUARTER RESULTS

NEW YORK, N.Y., October 27, 2022 - Madison Square Garden Sports Corp. (NYSE: MSGS) today reported financial results for the fiscal first quarter ended September 30, 2022.

The Company is off to a strong start to the fiscal year. With the New York Knicks (“Knicks”) and New York Rangers (“Rangers”) 2022-23 regular seasons now underway, the Company continues to experience positive operating momentum across its key revenue categories, with highlights this fiscal year so far including:

•	Combined average season ticket renewal rates for the Knicks and Rangers are in excess of 90% for the 2022-23 seasons while sales of new season ticket packages also remain strong;
•

The Company continues to benefit from solid sponsorship demand, recently welcoming new signature partner HUB International, while also reaching extensions with signature marketing partners Spectrum and Verizon, as well as with other partners including Dunkin’ Brands and Jägermeister;

•	Renewals and new sales of suite licenses at the Madison Square Garden Arena (“The Garden”) remain robust, with the majority of suites under multi-year agreements; and
•	The Company anticipates continued growth in both local and national media rights fees in fiscal 2023 due to ongoing annual contractual rate escalators.

In light of the Company’s strong financial performance in fiscal 2022 and the trading price of its common stock relative to the intrinsic value of its professional sports teams, the Company recently announced plans to return approximately $250 million to shareholders. On October 6, 2022, the Company’s Board of Directors declared a special, one-time cash dividend of $7.00 per share (approximately $175 million), which is payable on October 31, 2022 to the Company’s shareholders of record on October 17, 2022. The Board of Directors also authorized a $75 million accelerated share repurchase program, which the Company intends to execute over the near-term.

For the fiscal 2023 first quarter, the Company generated revenues of $24.1 million, an increase of $5.3 million, or 28%, as compared to the prior year period. In addition, the Company reported an operating loss of $35.9 million, an increase of $1.0 million, or 3%, and an adjusted operating loss of $27.3 million, an improvement of $0.9 million, or 3%, both as compared to the prior year period.(1)

Madison Square Garden Sports Corp. Executive Chairman James L. Dolan said, “With the start of the Knicks’ and Rangers’ seasons, we are seeing last year’s strong results and operating momentum carry over into fiscal 2023. We remain confident in the strength of our business and believe we are well positioned to generate long-term shareholder value, including through our imminent special dividend and share repurchase program.”

Results from Operations

Results for the three months ended September 30, 2022 and 2021 are as follows:

	Three Months Ended

	September 30,		Change
$ millions	2022	2021	$	%
Revenues	$24.1	$18.8	$5.3	28%
Operating loss	$(35.9)	$(34.9)	$(1.0)	(3)%
Adjusted operating loss(1)	$(27.3)	$(28.1)	$0.9	3%

Note: Does not foot due to rounding

1.	See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.

Summary of Reported Results from Operations

For the fiscal 2023 first quarter, revenues of $24.1 million increased $5.3 million, or 28%, as compared to the prior year period. This increase was driven by higher suite license fee revenues, preseason ticket-related revenues and league distribution revenues, as well as other net increases. The Rangers played two preseason home games at The Garden in both the current year and prior year periods.

Suite license fee revenues increased $1.5 million as compared to the prior year period, primarily due to suite licenses including preseason home games at The Garden in the current year period compared to suites sold primarily on a single-event basis in the prior year period.

Preseason ticket-related revenues increased $1.1 million as compared to the prior year period, primarily due to higher average per-game revenue. In addition, league distribution revenues increased $0.9 million.

Direct operating expenses of $3.7 million decreased $4.9 million, or 57%, as compared with the prior year period. This decrease was primarily driven by the net impact of adjustments to prior seasons’ revenue sharing expense (net of escrow) and NBA luxury tax of $3.6 million, as well as a decrease in net provisions for certain team personnel transactions of $1.1 million, both as compared to the prior year period.

Selling, general and administrative expenses of $55.3 million increased $11.6 million, or 26%, as compared to the prior year period. This increase was primarily due to higher employee compensation and related benefits, including the impact of staffing increases relative to the prior year period reflecting the business’ return to normal operations and executive management transition costs recorded in the current year period, as well as higher other general and administrative expenses.

Operating loss of $35.9 million increased $1.0 million, or 3%, as compared to the prior year period, primarily due to an increase in selling, general and administrative expenses (including share-based compensation), partially offset by higher revenues and lower direct operating expenses. Adjusted operating loss of $27.3 million improved by $0.9 million, or 3%, as compared to the prior year period, primarily due to the increase in revenues and lower direct operating expenses, partially offset by an increase in selling, general and administrative expenses (excluding share-based compensation).

About Madison Square Garden Sports Corp.

Madison Square Garden Sports Corp. (MSG Sports) is a leading professional sports company, with a collection of assets that includes: the New York Knicks (NBA) and the New York Rangers (NHL); two development league teams – the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL); and esports teams through Counter Logic Gaming, a North American esports organization, and Knicks Gaming, an NBA 2K League franchise. MSG Sports also operates two professional sports team performance centers – the MSG Training Center in Greenburgh, NY and the CLG Performance Center in Los Angeles, CA. More information is available at www.msgsports.com.

Non-GAAP Financial Measures

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) deferred rent expense under the arena license agreements with MSG Entertainment, (ii) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (iii) share-based compensation expense or benefit, (iv) restructuring charges or credits, (v) gains or losses on sales or dispositions of businesses, (vi) the impact of purchase accounting adjustments related to business acquisitions, and (vii) gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan (which was established in November 2021). Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that given the length of the arena license agreements and resulting magnitude of the difference in deferred rent expense and the cash rent payments, the exclusion of deferred rent expense provides investors with a clearer picture of the Company’s operating performance. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of our business without regard to the settlement of an obligation that is not expected to be made in cash. In addition, we believe that the exclusion of gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan provides investors with a clearer picture of the Company’s operating performance given that, in accordance with GAAP, gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan are recognized in Operating (income) loss whereas gains and losses related to the remeasurement of the assets under the Company’s Executive Deferred Compensation Plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in Miscellaneous income (expense), net, which is not reflected in Operating income (loss).

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our Company. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this release.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates, and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Ari Danes, CFA Investor Relations and Financial Communications (212) 465-6072	Justin Blaber Financial Communications (212) 465-6109

Grace Kaminer Investor Relations (212) 631-5076

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended

	September 30,
	2022	2021
Revenues	$24,089	$18,794
Direct operating expenses	3,681	8,578
Selling, general and administrative expenses	55,281	43,728
Depreciation and amortization	1,025	1,426

Operating loss	(35,898)	(34,938)
Other income (expense):
Interest income	356	50
Interest expense	(3,312)	(3,103)
Miscellaneous expense, net	(166)	(63)

Loss from operations before income taxes	(39,020)	(38,054)
Income tax benefit	20,493	21,169

Net loss	(18,527)	(16,885)
Less: Net loss attributable to nonredeemable noncontrolling interests	(707)	(480)

Net loss attributable to Madison Square Garden Sports Corp.’s stockholders	$(17,820)	$(16,405)

Basic loss per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$(0.73)	$(0.68)
Diluted loss per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$(0.73)	$(0.68)

Basic weighted-average number of common shares outstanding	24,295	24,172
Diluted weighted-average number of common shares outstanding	24,295	24,172

MADISON SQUARE GARDEN SPORTS CORP.

ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO

ADJUSTED OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating loss in arriving at adjusted operating loss as described in this earnings release:

•	Deferred rent. This adjustment eliminates the impact of the non-cash portion of rent expense associated with the Arena License Agreements with MSG Entertainment.
•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets in all periods.
•

Share-based compensation. This adjustment eliminates the compensation expense related to restricted stock units and stock options granted under the Company’s employee stock plan and non-employee director plan in all periods.

•

Remeasurement of deferred compensation liabilities. This adjustment eliminates the impact of gains and losses related to the remeasurement of liabilities under the Company’s executive deferred compensation plan.

	Three Months Ended

	September 30,
	2022	2021
Operating loss	$(35,898)	$(34,938)
Deferred rent	506	529
Depreciation and amortization	1,025	1,426
Share-based compensation	7,220	4,851
Remeasurement of deferred compensation plan liabilities	(103)	—

Adjusted operating loss	$(27,250)	$(28,132)

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30, 2022	June 30, 2022

	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$81,036	$91,018
Accounts receivable, net of allowance for doubtful accounts of $0 and $0 as of September 30, 2022 and June 30, 2022, respectively	37,267	47,240
Net related party receivables	21,107	28,333
Prepaid expenses	64,822	18,810
Other current assets	15,770	19,868

Total current assets	220,002	205,269
Property and equipment, net of accumulated depreciation and amortization of $47,710 and $46,794 as of September 30, 2022 and June 30, 2022, respectively	32,165	32,892
Right-of-use lease assets	685,844	686,782
Amortizable intangible assets, net	528	636
Indefinite-lived intangible assets	112,144	112,144
Goodwill	226,955	226,955
Deferred income tax assets, net	11,607	—
Other assets	56,611	37,288

Total assets	$1,345,856	$1,301,966

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED BALANCE SHEETS (continued)

(In thousands, except per share data)

	September 30, 2022	June 30, 2022

	(Unaudited)
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$6,378	$11,263
Net related party payables	28,235	19,624
Debt	30,000	30,000
Accrued liabilities:
Employee related costs	69,593	119,279
League-related accruals	71,868	75,269
Other accrued liabilities	5,191	6,796
Operating lease liabilities, current	43,796	43,699
Deferred revenue	267,087	132,369

Total current liabilities	522,148	438,299
Long-term debt	220,000	220,000
Operating lease liabilities, noncurrent	689,302	699,587
Defined benefit obligations	5,003	5,005
Other employee related costs	49,190	43,411
Deferred tax liabilities, net	—	8,917
Deferred revenue, noncurrent	31,122	31,122
Other liabilities	1,001	1,002

Total liabilities	1,517,766	1,447,343

Commitments and contingencies
Madison Square Garden Sports Corp. Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 19,803 and 19,697 shares outstanding as of September 30, 2022 and June 30, 2022, respectively	204	204
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of September 30, 2022 and June 30, 2022	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of September 30, 2022 and June 30, 2022	—	—
Additional paid-in capital	—	17,573
Treasury stock, at cost, 645 and 751 shares as of September 30, 2022 and June 30, 2022, respectively	(109,981)	(128,026)
Accumulated deficit	(62,447)	(35,699)
Accumulated other comprehensive loss	(1,183)	(1,186)

Total Madison Square Garden Sports Corp. stockholders’ equity	(173,362)	(147,089)
Nonredeemable noncontrolling interests	1,452	1,712

Total equity	(171,910)	(145,377)

Total liabilities and equity	$1,345,856	$1,301,966

MADISON SQUARE GARDEN SPORTS CORP.

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2022	2021
Net cash provided by (used in) operating activities	$1,285	$(19,310)
Net cash used in investing activities	(271)	(306)
Net cash used in financing activities	(10,996)	(12,142)

Net decrease in cash, cash equivalents and restricted cash	(9,982)	(31,758)

Cash, cash equivalents and restricted cash at beginning of period	91,018	72,036

Cash, cash equivalents and restricted cash at end of period	$81,036	$40,278